Exhibit 99.1

                Milacron Narrows Q3 Loss from Year Ago

    CINCINNATI--(BUSINESS WIRE)--Nov. 6, 2007--Milacron Inc. (NYSE:
MZ), a leading global supplier of plastics-processing technologies and industrial fluids, today reported a net loss for the quarter ended September 30 of $4.5 million, or $1.36 per share, on sales of $204 million. This compared favorably to the company's net loss in the third quarter of 2006 of $7.2 million, or $1.97 per share, on sales of $209 million. Restructuring costs and other non-recurring costs totaled $1.7 million in the quarter, compared to $2.9 million in the year-ago quarter.

    Manufacturing margins in the third quarter improved to 19.7% from 18.7% a year ago, primarily as a result of continued cost-reduction and sourcing initiatives.

    New orders of $203 million were up slightly from $201 million in the third quarter of 2006 due to currency translation effects.

    Cash on hand at the end of the quarter exceeded $37 million, and Milacron had approximately $42 million available for borrowing under its asset-based revolving credit facility. The company's liquidity (cash plus borrowing availability) rose to $79 million from $65 million at the beginning of the quarter and $72 million at the end of the third quarter last year.

    "Our efforts to expand our presence in faster-growing, emerging markets continue to pay dividends," said Ronald D. Brown, chairman, president and chief executive officer. "Our orders from these markets are up 20% year to date. Our greatest current challenge, however, is the injection molding machine market in North America, which is down 17% year to date from 2006. This also negatively impacts our mold technologies business. As a result, we are stepping up our restructuring efforts to reduce our cost structure in this market."

    Segment Results

    Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China) Sales in the quarter fell to $93 million from $106 million in the same period last year, as the ongoing consolidation of U.S. automotive molders curtailed demand from that sector and contributed to the glut of used equipment, depressing the market for new injection molding machines in North America. Sales of injection machines in India remained at record-high levels, and extrusion equipment sales continued to show solid increases. Blow molding machinery sales were down in the quarter but were running slightly ahead of last year on a year-to-date basis. Cost-containment measures helped minimize the impact of the overall volume drop, as segment earnings declined to $3.8 million from $6.0 million in the year-ago quarter. New orders in the quarter were $91 million, off from $106 million last year.

    Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) Demand for injection molding machines continued to show growth in Western Europe, and, as a result, segment sales rose to $46 million from $40 million in 2006. Blow molding machine shipments were up slightly. Favorable currency translation effects accounted for about half of the segment sales gain. New orders were also $46 million compared to $31 million in the year-ago quarter, as currency accounted for about one-fifth of the increase. Higher volume and restructuring benefits aided the segment in posting a small operating profit of $0.9 million compared to an operating loss of $0.7 million in the year-ago quarter.

    Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating supplies for injection molding worldwide) Softness in the injection molding-related markets in North America, particularly in the automotive sector, led to a slight sales decline in the third quarter to $37 million from $38 million a year ago. In Europe, our mold technologies sales were essentially flat in local currencies. During the quarter this segment accelerated its restructuring activities as it incurred a small loss of $0.4 million compared to breaking even in the year-ago quarter.

    Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Sales of $31 million were up from $29 million in the third quarter of 2006, with currency translation effects accounting for most of the increase. With better pricing and improved operating efficiency, segment earnings jumped to $3.5 million from $1.9 million a year ago.

    Outlook

    "The ongoing consolidation among U.S. auto part suppliers and the depressed housing markets are major uncertainties affecting our North American injection machinery and mold technologies businesses," Brown said. "For our part, we will continue to focus on further expansion in faster-growing markets and on cost reductions in markets where growth has slowed, and we expect to show progressive improvement in our underlying operating results in the fourth quarter.

    "Looking at 2008 and the longer term, while it's premature to offer specific guidance, we will be taking further actions to accelerate our return to profitability," he said.

    The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

    Investor Conference Call

    Today at 1:00 p.m. ET, Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is 913-312-6689 or 888-228-5287. A recording of the conference call will be available from 4:00 p.m. today through midnight November 20 on Milacron's website or by phone: (719) 457-0820 or (888) 203-1112 and providing the access code: 9397416.

    First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call Milacron's toll-free investor line: (800) 909-6452.

    Tables Attached



Milacron Inc. and Subsidiaries

                                                    Third Quarter 2007

----------------------------------------------------------------------
                   Three Months Ended           Nine Months Ended
                      September 30,               September 30,
               --------------------------- ---------------------------
                   2007          2006          2007          2006
----------------------------------------------------------------------

Sales          $203,689,000  $209,125,000  $591,286,000  $622,644,000

Loss from
 continuing
 operations      (4,462,000)   (7,186,000)  (15,514,000)  (31,092,000)
  Per Share
    Basic             (1.36)        (1.97)        (4.56)        (7.90)
    Diluted           (1.36)        (1.97)        (4.56)        (7.90)

Earnings from
 discontinued
 operations               -             -       135,000        17,000
  Per Share
    Basic                 -             -          0.03             -
    Diluted               -             -          0.03             -

Net loss         (4,462,000)   (7,186,000)  (15,379,000)  (31,075,000)
  Per Share
    Basic             (1.36)        (1.97)        (4.53)        (7.90)
    Diluted           (1.36)        (1.97)        (4.53)        (7.90)


Common shares
  Weighted
   average
   outstanding
   for basic
   EPS            5,002,000     4,842,000     4,943,000     4,822,000
  Weighted
   average
   outstanding
   for diluted
   EPS            5,002,000     4,842,000     4,943,000     4,822,000
  Outstanding
   at quarter
   end            5,538,000     5,165,000     5,538,000     5,165,000



----------------------------------------------------------------------

Notes:

These statements are unaudited and subject to year-end adjustments.

The common share amounts, including the weighted average outstanding shares upon which per-share amounts are based, include the effect for the one-for-ten reverse stock split that became effective on May 16, 2007.

Per-share amounts include accruals for preferred dividends and the effect of a beneficial conversion feature.




Consolidated Earnings
Milacron Inc. and Subsidiaries

                                                    Third Quarter 2007

----------------------------------------------------------------------
(In millions, except per-share   Three Months Ended  Nine Months Ended
 data)
                                   September 30,       September 30,
                                 ------------------  -----------------
                                   2007      2006     2007     2006
----------------------------------------------------------------------

Sales                            $ 203.7   $ 209.1   $591.3  $  622.6
Cost of products sold              163.5     169.8    476.9     509.0
Cost of products sold related to
 restructuring                         -       0.1        -       0.5
                                 --------  --------  ------- ---------
  Total cost of products sold      163.5     169.9    476.9     509.5
                                 --------  --------  ------- ---------
  Manufacturing margins             40.2      39.2    114.4     113.1
    Percent of sales                19.7%     18.7%    19.3%     18.2%

Other costs and expenses
  Selling and administrative        35.1      35.3    105.3     107.8
  Restructuring costs                1.2       2.8      5.1      11.8
  Change in preferred stock
   ownership costs                   0.5         -      0.5         -
  Other income - net                 0.4       0.6     (0.1)     (0.4)
                                 --------  --------  ------- ---------
    Total other costs and
     expenses                       37.2      38.7    110.8     119.2
                                 --------  --------  ------- ---------

Operating earnings (loss)            3.0       0.5      3.6      (6.1)

Interest expense - net              (8.0)     (6.8)   (23.6)    (22.3)
                                 --------  --------  ------- ---------

Loss from continuing operations
 before income taxes                (5.0)     (6.3)   (20.0)    (28.4)

Provision (benefit) for income
 taxes                              (0.5)      0.9     (4.4)      2.7
                                 --------  --------  ------- ---------

Loss from continuing operations     (4.5)     (7.2)   (15.6)    (31.1)

Discontinued operations - net of
 income taxes (a)                      -         -      0.2         -
                                 --------  --------  ------- ---------

Net loss                         $  (4.5)  $  (7.2)  $(15.4) $  (31.1)
                                 ========  ========  ======= =========

Loss per common share - basic
 and diluted
Continuing operations            $ (1.36)  $ (1.97)  $(4.56) $  (7.90)
Discontinued operations                -         -     0.03         -
                                 --------  --------  ------- ---------
Net loss                         $ (1.36)  $ (1.97)  $(4.53) $  (7.90)
                                 ========  ========  ======= =========


(a) In 2007, represents adjustments of reserves related to prior divestitures.

----------------------------------------------------------------------

Notes:

These statements are unaudited and subject to year-end adjustments.

The weighted average outstanding shares upon which per-share amounts are based include the effect for the one-for-ten reverse stock split that became effective on May 16, 2007.

Per-share amounts include accruals for preferred dividends and effect of beneficial conversion feature.




Consolidated Balance Sheets
Milacron Inc. and Subsidiaries


                                                    Third Quarter 2007
----------------------------------------------------------------------
(In millions)                             September 30,  September 30,
                                              2007           2006
----------------------------------------------------------------------

Assets
Cash and cash equivalents                 $       37.5   $       35.7
Notes and accounts receivable-net                122.5          118.2
Inventories                                      184.5          178.5
Other current assets                              47.3           42.0
                                          -------------  -------------
       Total current assets                      391.8          374.4
Property, plant and equipment - net              112.1          114.0
Goodwill                                          90.7           86.1
Other noncurrent assets                           85.3           87.6
                                          -------------  -------------
       Total assets                       $      679.9   $      662.1
                                          =============  =============

Liabilities and shareholders' deficit
Short-term borrowings and long-term debt
 due within one year (a)                  $       31.4   $       22.4
Trade accounts payable and advance
 billings and deposits                           117.1           99.9
Accrued and other current liabilities             85.4           88.4
                                          -------------  -------------
       Total current liabilities                 233.9          210.7
Long-term accrued liabilities                    231.1          241.1
Long-term debt                                   232.5          232.2
Shareholders' deficit                            (17.6)         (21.9)
                                          -------------  -------------
       Total liabilities and
        shareholders' deficit             $      679.9   $      662.1
                                          =============  =============


(a) In 2007, $23.0 million was drawn against the revolving credit facility and in 2006, $17.4 million was drawn against the revolving credit facility. Outstanding letters of credit were $7.0 million in 2007 and $8.1 million in 2006.

Note: These statements are unaudited and subject to year-end adjustments.




Consolidated Cash Flows
Milacron Inc. and Subsidiaries
                                                    Third Quarter 2007

----------------------------------------------------------------------
(In millions)                    Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                 ------------------  -----------------
                                   2007     2006       2007     2006
----------------------------------------------------------------------

Increase (decrease) in cash and
 cash equivalents
Operating activities cash flows
   Net loss                      $  (4.5) $   (7.2)  $ (15.4) $ (31.1)
   Discontinued operations - net
    of income taxes                    -         -      (0.2)       -
   Depreciation and amortization     3.9       4.2      12.0     12.5
   Restructuring costs               0.8       1.2       1.3      4.9
   Working capital changes
        Notes and accounts
         receivable                 (4.3)      1.8      (4.4)     2.4
        Inventories                 (7.7)     (1.9)    (10.2)   (14.5)
        Other current assets         0.8       1.3      (4.6)     3.0
        Trade accounts payable       8.7      (6.7)      9.0     (1.2)
        Other current
         liabilities                 7.3      10.9       2.9      8.6
   Deferred income taxes and
    other - net                      5.6     (18.3)      9.6     (3.0)
                                 -------- ---------  -------- --------
        Net cash provided (used)
         by operating activities    10.6     (14.7)        -    (18.4)

Investing activities cash flows
   Capital expenditures             (2.3)     (2.7)     (6.0)   (10.3)
   Net disposals of property,
    plant and equipment                -       2.1       0.2      2.1
                                 -------- ---------  -------- --------
        Net cash used by
         investing activities       (2.3)     (0.6)     (5.8)    (8.2)

Financing activities cash flows
   Repayments of long-term debt     (0.2)     (0.4)     (0.6)    (1.4)
   Increase (decrease) in short-
    term borrowings                 (3.3)      9.4       3.3     15.5
   Dividends paid                   (0.1)        -      (0.2)    (0.1)
                                 -------- ---------  -------- --------
        Net cash provided (used)
         by financing activities    (3.6)      9.0       2.5     14.0

Effect of exchange rate
 fluctuations on cash and cash
 equivalents                         1.5       0.1       2.3      2.6
                                 -------- ---------  -------- --------
Increase (decrease) in cash and
 cash equivalents                    6.2      (6.2)     (1.0)   (10.0)

Cash and cash equivalents at
 beginning of period                31.3      41.9      38.5     45.7

                                 -------- ---------  -------- --------
Cash and cash equivalents at end
 of period                       $  37.5  $   35.7   $  37.5  $  35.7
                                 ======== =========  ======== ========



----------------------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.




Segment and Supplemental Information
Milacron Inc. and Subsidiaries

                                                    Third Quarter 2007

----------------------------------------------------------------------
(In millions)                   Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------  ------------------
                                  2007     2006       2007     2006
----------------------------------------------------------------------

Machinery technologies North
 America
   Sales                        $  92.9  $  105.7   $ 275.5  $  306.7
   Operating cash flow (a)          5.1       7.5      15.0      16.4
   Segment earnings                 3.8       6.0      10.5      11.9
     Percent of sales               4.1%      5.7%      3.8%      3.9%
   New orders                      91.4     105.7     279.4     312.2

Machinery technologies Europe
   Sales                        $  45.5  $   39.8   $ 120.1  $  116.0
   Operating cash flow (a)          1.8       0.3       2.8      (1.5)
   Segment earnings (loss)          0.9      (0.7)        -      (4.2)
      Percent of sales              2.0%     -1.8%      0.0%     -3.6%
   New orders                      46.3      30.9     138.0     113.8

Mold technologies
   Sales                        $  36.9  $   37.7   $ 110.6  $  121.1
   Operating cash flow (a)          0.8       1.3       2.5       6.2
   Segment earnings (loss)         (0.4)        -      (0.9)      2.1
      Percent of sales             -1.1%      0.0%     -0.8%      1.7%
   New orders                      37.4      37.7     110.6     119.9

Eliminations
   Sales                        $  (2.4) $   (3.2)  $  (7.6) $   (9.3)
   New orders                      (3.4)     (2.7)     (8.3)     (8.2)

   Total plastics technologies
   Sales                        $ 172.9  $  180.0   $ 498.6  $  534.5
   Operating cash flow (a)          7.7       9.1      20.3      21.1
   Segment earnings                 4.3       5.3       9.6       9.8
      Percent of sales              2.5%      2.9%      1.9%      1.8%
   New orders                     171.7     171.6     519.7     537.7

Industrial fluids
   Sales                        $  30.8  $   29.1   $  92.7  $   88.1
   Operating cash flow (a)          4.0       2.2      11.2       7.8
   Segment earnings                 3.5       1.9      10.0       6.7
      Percent of sales             11.4%      6.5%     10.8%      7.6%
   New orders                      30.8      29.1      92.7      88.1

Total continuing operations
   Sales                        $ 203.7  $  209.1   $ 591.3  $  622.6
   Operating cash flow (a)          8.6       7.6      21.2      18.7
   Segment earnings                 7.8       7.2      19.6      16.5
   Restructuring costs             (1.2)     (2.9)     (5.1)    (12.3)
   Change in preferred stock
    ownership costs                (0.5)        -      (0.5)        -
   Corporate expenses              (3.0)     (3.6)    (10.1)    (10.0)
   Other unallocated expenses      (0.1)     (0.2)     (0.3)     (0.3)
                                -------- ---------  -------- ---------
   Operating earnings (loss)        3.0       0.5       3.6      (6.1)
      Percent of sales              1.5%      0.2%      0.6%     -1.0%
   New orders                     202.5     200.7     612.4     625.8
   Ending backlog                 131.2      98.5     131.2      98.5

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.


----------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

                                                    Third Quarter 2007

----------------------------------------------------------------------
(In millions)                    Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                 ------------------  -----------------
                                   2007     2006       2007     2006
----------------------------------------------------------------------

Machinery technologies North
 America
   Segment earnings              $   3.8  $    6.0   $  10.5  $  11.9
   Depreciation and amortization     1.3       1.5       4.5      4.5
                                 -------- ---------  -------- --------
   Operating cash flow               5.1       7.5      15.0     16.4

Machinery technologies Europe
   Segment earnings (loss)       $   0.9  $   (0.7)  $     -  $  (4.2)
   Depreciation and amortization     0.9       1.0       2.8      2.7
                                 -------- ---------  -------- --------
   Operating cash flow               1.8       0.3       2.8     (1.5)

Mold technologies
   Segment earnings (loss)       $  (0.4) $      -   $  (0.9) $   2.1
   Depreciation and amortization     1.2       1.3       3.4      4.1
                                 -------- ---------  -------- --------
   Operating cash flow               0.8       1.3       2.5      6.2

 Total plastics technologies
     Segment earnings            $   4.3  $    5.3   $   9.6  $   9.8
     Depreciation and
      amortization                   3.4       3.8      10.7     11.3
                                 -------- ---------  -------- --------
     Operating cash flow             7.7       9.1      20.3     21.1

Industrial fluids
   Segment earnings              $   3.5  $    1.9   $  10.0  $   6.7
   Depreciation and amortization     0.5       0.3       1.2      1.1
                                 -------- ---------  -------- --------
   Operating cash flow               4.0       2.2      11.2      7.8

Total continuing operations
   Net loss                      $  (4.5) $   (7.2)  $ (15.4) $ (31.1)
   Discontinued operations - net
    of income taxes (a)                -         -      (0.2)       -
   Provision (benefit) for
    income taxes                    (0.5)      0.9      (4.4)     2.7
   Interest expense - net            8.0       6.8      23.6     22.3
   Restructuring costs               1.2       2.9       5.1     12.3
   Change in preferred stock
    ownership costs                  0.5         -       0.5        -
   Depreciation and amortization     3.9       4.2      12.0     12.5
                                 -------- ---------  -------- --------
   Operating cash flow           $   8.6  $    7.6   $  21.2  $  18.7
                                 ======== =========  ======== ========


(a) In 2007, represents adjustments of reserves related to prior divestitures.


----------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




Historical Information

----------------------------------------------------------------------
(In millions, except per-share data)

                                                2005
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Sales                          $192.3  $208.8  $190.7  $217.1  $808.9
Cost of products sold           160.1   171.0   157.3   174.7   663.1
Cost of products sold related
 to restructuring                   -       -       -       -       -
                               ------- ------- ------- ------- -------
      Total cost of products
       sold                     160.1   171.0   157.3   174.7   663.1
                               ------- ------- ------- ------- -------

   Manufacturing margins         32.2    37.8    33.4    42.4   145.8

Other costs and expenses
   Selling and administrative    33.5    33.7    31.3    35.3   133.8
   Refinancing costs (a)            -       -       -       -       -
   Restructuring costs (b)        0.4     0.3     0.1     0.8     1.6
   Change in preferred stock
    ownership costs                 -       -       -       -       -
   Other - net                   (1.0)    0.2     1.3    (0.1)    0.4
                               ------- ------- ------- ------- -------
      Total other costs and
       expenses                  32.9    34.2    32.7    36.0   135.8
                               ------- ------- ------- ------- -------

Operating earnings (loss)        (0.7)    3.6     0.7     6.4    10.0

Interest expense - net           (8.2)   (7.0)   (7.7)   (7.4)  (30.3)
                               ------- ------- ------- ------- -------

Loss from continuing
 operations before income
 taxes                           (8.9)   (3.4)   (7.0)   (1.0)  (20.3)

Provision (benefit) from
 income taxes                     0.2     1.0     0.6    (5.6)   (3.8)
                               ------- ------- ------- ------- -------

Earnings (loss) from
 continuing operations           (9.1)   (4.4)   (7.6)    4.6   (16.5)

Discontinued operations - net
 of income taxes (c)
   Net gain (loss) on
    divestitures                    -     0.6     0.7     1.2     2.5
                               ------- ------- ------- ------- -------
      Total discontinued
       operations                   -     0.6     0.7     1.2     2.5

                               ------- ------- ------- ------- -------
Net earnings (loss)            $ (9.1) $ (3.8) $ (6.9) $  5.8  $(14.0)
                               ======= ======= ======= ======= =======

Earnings (loss) per common
 share
   Basic
      Continuing operations    $(2.24) $(1.24) $(1.92) $ 0.62  $(4.77)
      Discontinued operations       -    0.12    0.15    0.26    0.53
                               ------- ------- ------- ------- -------
         Net earnings (loss)   $(2.24) $(1.12) $(1.77) $ 0.88  $(4.24)
                               ======= ======= ======= ======= =======
   Diluted
     Continuing operations     $(2.24) $(1.24) $(1.92) $ 0.42  $(4.77)
     Discontinued operations        -    0.12    0.15    0.12    0.53
                               ------- ------- ------- ------- -------
         Net earnings (loss)   $(2.24) $(1.12) $(1.77) $ 0.54  $(4.24)
                               ======= ======= ======= ======= =======


                                               2006
                              ----------------------------------------
                               Qtr 1   Qtr 2   Qtr 3   Qtr 4    Year
----------------------------------------------------------------------

Sales                         $202.4  $211.1  $209.1  $197.5  $ 820.1
Cost of products sold          168.8   170.4   169.8   159.2    668.2
Cost of products sold related
 to restructuring                  -     0.4     0.1       -      0.5
                              ------- ------- ------- ------- --------
      Total cost of products
       sold                    168.8   170.8   169.9   159.2    668.7
                              ------- ------- ------- ------- --------

   Manufacturing margins        33.6    40.3    39.2    38.3    151.4

Other costs and expenses
   Selling and administrative   34.2    38.3    35.3    32.4    140.2
   Refinancing costs (a)           -       -       -     1.8      1.8
   Restructuring costs (b)       0.6     8.4     2.8     5.1     16.9
   Change in preferred stock
    ownership costs                -       -       -       -        -
   Other - net                  (0.1)   (0.9)    0.6     0.1     (0.3)
                              ------- ------- ------- ------- --------
      Total other costs and
       expenses                 34.7    45.8    38.7    39.4    158.6
                              ------- ------- ------- ------- --------

Operating earnings (loss)       (1.1)   (5.5)    0.5    (1.1)    (7.2)

Interest expense - net          (7.6)   (7.9)   (6.8)   (7.7)   (30.0)
                              ------- ------- ------- ------- --------

Loss from continuing
 operations before income
 taxes                          (8.7)  (13.4)   (6.3)   (8.8)   (37.2)

Provision (benefit) from
 income taxes                    0.9     0.9     0.9    (0.1)     2.6
                              ------- ------- ------- ------- --------

Earnings (loss) from
 continuing operations          (9.6)  (14.3)   (7.2)   (8.7)   (39.8)

Discontinued operations - net
 of income taxes (c)
   Net gain (loss) on
    divestitures                   -       -       -     0.1      0.1
                              ------- ------- ------- ------- --------
      Total discontinued
       operations                  -       -       -     0.1      0.1

                              ------- ------- ------- ------- --------
Net earnings (loss)           $ (9.6) $(14.3) $ (7.2) $ (8.6) $ (39.7)
                              ======= ======= ======= ======= ========

Earnings (loss) per common
 share
   Basic
      Continuing operations   $(2.49) $(3.45) $(1.97) $(2.27) $(10.17)
      Discontinued operations      -       -       -    0.02     0.02
                              ------- ------- ------- ------- --------
         Net earnings (loss)  $(2.49) $(3.45) $(1.97) $(2.25) $(10.15)
                              ======= ======= ======= ======= ========
   Diluted
     Continuing operations    $(2.49) $(3.45) $(1.97) $(2.27) $(10.17)
     Discontinued operations       -       -       -    0.02     0.02
                              ------- ------- ------- ------- --------
         Net earnings (loss)  $(2.49) $(3.45) $(1.97) $(2.25) $(10.15)
                              ======= ======= ======= ======= ========


                                                    2007
                                       -------------------------------
                                        Qtr 1   Qtr 2   Qtr 3   Year
----------------------------------------------------------------------

Sales                                  $190.3  $197.3  $203.7  $591.3
Cost of products sold                   154.8   158.6   163.5   476.9
Cost of products sold related to
 restructuring                              -       -       -       -
                                       ------- ------- ------- -------
      Total cost of products sold       154.8   158.6   163.5   476.9
                                       ------- ------- ------- -------

   Manufacturing margins                 35.5    38.7    40.2   114.4

Other costs and expenses
   Selling and administrative            35.3    34.9    35.1   105.3
   Refinancing costs (a)                    -       -       -       -
   Restructuring costs (b)                2.4     1.5     1.2     5.1
   Change in preferred stock ownership
    costs                                   -       -     0.5     0.5
   Other - net                           (0.2)   (0.3)    0.4    (0.1)
                                       ------- ------- ------- -------
      Total other costs and expenses     37.5    36.1    37.2   110.8
                                       ------- ------- ------- -------

Operating earnings (loss)                (2.0)    2.6     3.0     3.6

Interest expense - net                   (7.7)   (7.9)   (8.0)  (23.6)
                                       ------- ------- ------- -------

Loss from continuing operations before
 income taxes                            (9.7)   (5.3)   (5.0)  (20.0)

Provision (benefit) from income taxes     1.0    (4.9)   (0.5)   (4.4)
                                       ------- ------- ------- -------

Earnings (loss) from continuing
 operations                             (10.7)   (0.4)   (4.5)  (15.6)

Discontinued operations - net of
 income taxes (c)
   Net gain (loss) on divestitures       (0.1)    0.3       -     0.2
                                       ------- ------- ------- -------
      Total discontinued operations      (0.1)    0.3       -     0.2

                                       ------- ------- ------- -------
Net earnings (loss)                    $(10.8) $ (0.1) $ (4.5) $(15.4)
                                       ======= ======= ======= =======

Earnings (loss) per common share
   Basic
      Continuing operations            $(2.66) $(0.55) $(1.36) $(4.56)
      Discontinued operations           (0.02)   0.05       -    0.03
                                       ------- ------- ------- -------
         Net earnings (loss)           $(2.68) $(0.50) $(1.36) $(4.53)
                                       ======= ======= ======= =======
   Diluted
     Continuing operations             $(2.66) $(0.55) $(1.36) $(4.56)
     Discontinued operations            (0.02)   0.05       -    0.03
                                       ------- ------- ------- -------
         Net earnings (loss)           $(2.68) $(0.50) $(1.36) $(4.53)
                                       ======= ======= ======= =======


(a) In 2006, represents the write-off of unamortized deferred refinancing fees.

(b) In 2006 and 2007, relates principally to costs for the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service.

In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(c) All years, represents adjustments of reserves related to prior divestitures.

----------------------------------------------------------------------

Notes:

These statements are unaudited and subject to year-end adjustments.

The weighted average outstanding shares upon which per-share amounts are based include the effect for the one-for-ten reverse stock split that became effective on May 16, 2007.

Per-share amounts include accruals for preferred dividends and effect of beneficial conversion feature.




Historical Segment and Supplemental Information


----------------------------------------------------------------------
(In Millions)

                                                2005
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North
 America
     Sales                     $ 87.1  $ 95.4  $ 86.7  $107.3  $376.5
     Operating cash flow (a)      3.5     6.5     5.8     7.8    23.6
     Segment earnings             1.9     4.9     4.3     6.2    17.3
     New orders                  94.9   100.7    89.2    97.9   382.7

Machinery technologies Europe
     Sales                     $ 34.3  $ 41.5  $ 36.8  $ 36.9  $149.5
     Operating cash flow (a)     (1.2)    0.6    (0.5)    0.4    (0.7)
     Segment earnings (loss)     (2.2)   (0.5)   (1.5)   (0.8)   (5.0)
     New orders                  35.4    42.7    34.2    40.3   152.6

Mold technologies
     Sales                     $ 44.2  $ 44.4  $ 40.6  $ 44.2  $173.4
     Operating cash flow (a)      3.7     2.1     0.7     3.4     9.9
     Segment earnings (loss)      2.3     0.7    (0.7)    1.6     3.9
     New orders                  45.1    43.4    40.7    44.5   173.7

Eliminations
     Sales                     $ (0.3) $ (0.6) $ (0.5) $ (1.3) $ (2.7)
     New orders                  (0.4)   (0.5)   (0.4)   (1.0)   (2.3)

   Total plastics technologies
      Sales                    $165.3  $180.7  $163.6  $187.1  $696.7
      Operating cash flow (a)     6.0     9.2     6.0    11.6    32.8
      Segment earnings            2.0     5.1     2.1     7.0    16.2
      New orders                175.0   186.3   163.7   181.7   706.7

Industrial fluids
     Sales                     $ 27.0  $ 28.1  $ 27.1  $ 30.0  $112.2
     Operating cash flow (a)      1.9     2.4     2.2     3.9    10.4
     Segment earnings             1.4     1.9     1.8     3.6     8.7
     New orders                  27.0    28.2    27.1    29.8   112.1

Total continuing operations
     Sales                     $192.3  $208.8  $190.7  $217.1  $808.9
     Operating cash flow (a)      4.2     8.5     5.2    12.1    30.0
     Segment earnings             3.4     7.0     3.9    10.6    24.9
     Restructuring costs (b)     (0.4)   (0.3)   (0.1)   (0.8)   (1.6)
     Change in preferred stock
      ownership costs               -       -       -       -       -
     Corporate expenses          (3.5)   (3.0)   (3.0)   (3.3)  (12.8)
     Other unallocated
      expenses (c)               (0.2)   (0.1)   (0.1)   (0.1)   (0.5)
                               ------- ------- ------- ------- -------
     Operating earnings (loss)   (0.7)    3.6     0.7     6.4    10.0
        Percent of sales         -0.4%    1.7%    0.4%    2.9%    1.2%
     New orders                 202.0   214.5   190.8   211.5   818.8
     Ending backlog              96.0    99.2    99.6    92.7    92.7


                                                2006
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North
 America
     Sales                     $ 94.1  $106.9  $105.7  $ 95.7  $402.4
     Operating cash flow (a)      2.9     6.0     7.5     6.8    23.2
     Segment earnings             1.4     4.5     6.0     5.2    17.1
     New orders                 114.0    92.5   105.7    98.8   411.0

Machinery technologies Europe
     Sales                     $ 36.3  $ 39.9  $ 39.8  $ 37.4  $153.4
     Operating cash flow (a)     (1.6)   (0.2)    0.3     0.4    (1.1)
     Segment earnings (loss)     (2.4)   (1.2)   (0.7)   (0.6)   (4.9)
     New orders                  40.0    42.9    30.9    40.3   154.1

Mold technologies
     Sales                     $ 44.4  $ 38.9  $ 37.7  $ 37.8  $158.8
     Operating cash flow (a)      3.3     1.6     1.3     2.0     8.2
     Segment earnings (loss)      1.9     0.3       -     0.8     3.0
     New orders                  43.7    38.5    37.7    37.9   157.8

Eliminations
     Sales                     $ (2.1) $ (3.9) $ (3.2) $ (2.8) $(12.0)
     New orders                  (2.3)   (3.2)   (2.7)   (3.4)  (11.6)

   Total plastics technologies
      Sales                    $172.7  $181.8  $180.0  $168.1  $702.6
      Operating cash flow (a)     4.6     7.4     9.1     9.2    30.3
      Segment earnings            0.9     3.6     5.3     5.4    15.2
      New orders                195.4   170.7   171.6   173.6   711.3

Industrial fluids
     Sales                     $ 29.7  $ 29.3  $ 29.1  $ 29.4  $117.5
     Operating cash flow (a)      2.3     3.3     2.2     4.5    12.3
     Segment earnings             1.9     2.9     1.9     4.1    10.8
     New orders                  29.7    29.3    29.1    29.4   117.5

Total continuing operations
     Sales                     $202.4  $211.1  $209.1  $197.5  $820.1
     Operating cash flow (a)      3.6     7.5     7.6    10.1    28.8
     Segment earnings             2.8     6.5     7.2     9.5    26.0
     Restructuring costs (b)     (0.6)   (8.8)   (2.9)   (5.1)  (17.4)
     Change in preferred stock
      ownership costs               -       -       -       -       -
     Corporate expenses          (3.3)   (3.1)   (3.6)   (3.6)  (13.6)
     Other unallocated
      expenses (c)                  -    (0.1)   (0.2)   (1.9)   (2.2)
                               ------- ------- ------- ------- -------
     Operating earnings (loss)   (1.1)   (5.5)    0.5    (1.1)   (7.2)
        Percent of sales         -0.5%   -2.6%    0.2%   -0.6%   -0.9%
     New orders                 225.1   200.0   200.7   203.0   828.8
     Ending backlog             116.2   106.8    98.5   105.7   105.7


                                                    2007
                                        ------------------------------
                                         Qtr 1   Qtr 2  Qtr 3   Year
----------------------------------------------------------------------

Machinery technologies North America
     Sales                              $ 91.1  $ 91.5 $ 92.9  $275.5
     Operating cash flow (a)               3.4     6.5    5.1    15.0
     Segment earnings                      1.8     4.9    3.8    10.5
     New orders                           97.9    90.1   91.4   279.4

Machinery technologies Europe
     Sales                              $ 34.4  $ 40.2 $ 45.5  $120.1
     Operating cash flow (a)              (0.2)    1.2    1.8     2.8
     Segment earnings (loss)              (1.2)    0.3    0.9       -
     New orders                           46.6    45.1   46.3   138.0

Mold technologies
     Sales                              $ 37.9  $ 35.8 $ 36.9  $110.6
     Operating cash flow (a)               1.4     0.3    0.8     2.5
     Segment earnings (loss)               0.3    (0.8)  (0.4)   (0.9)
     New orders                           36.7    36.5   37.4   110.6

Eliminations
     Sales                              $ (2.8) $ (2.4)$ (2.4) $ (7.6)
     New orders                           (2.8)   (2.1)  (3.4)   (8.3)

   Total plastics technologies
      Sales                             $160.6  $165.1 $172.9  $498.6
      Operating cash flow (a)              4.6     8.0    7.7    20.3
      Segment earnings                     0.9     4.4    4.3     9.6
      New orders                         178.4   169.6  171.7   519.7

Industrial fluids
     Sales                              $ 29.7  $ 32.2 $ 30.8  $ 92.7
     Operating cash flow (a)               3.6     3.6    4.0    11.2
     Segment earnings                      3.3     3.2    3.5    10.0
     New orders                           29.7    32.2   30.8    92.7

Total continuing operations
     Sales                              $190.3  $197.3 $203.7  $591.3
     Operating cash flow (a)               4.4     8.2    8.6    21.2
     Segment earnings                      4.2     7.6    7.8    19.6
     Restructuring costs (b)              (2.4)   (1.5)  (1.2)   (5.1)
     Change in preferred stock
      ownership costs                        -       -   (0.5)   (0.5)
     Corporate expenses                   (3.7)   (3.4)  (3.0)  (10.1)
     Other unallocated expenses (c)       (0.1)   (0.1)  (0.1)   (0.3)
                                        ------- -------------- -------
     Operating earnings (loss)            (2.0)    2.6    3.0     3.6
        Percent of sales                  -1.1%    1.3%   1.5%    0.6%
     New orders                          208.1   201.8  202.5   612.4
     Ending backlog                      126.6   132.1  131.2   131.2


(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

(b) In 2006 and 2007, relates principally to costs for the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service.

In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(c) In fourth quarter 2006, includes $1.7 million for writing-off unamortized deferred refinancing fees.

----------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




                                             Updated: November 6, 2007


Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.


----------------------------------------------------------------------
                                Quarter Ended          Year Ended
                             -------------------- --------------------
(In millions)                 December 31, 2007    December 31, 2007
----------------------------------------------------------------------

Projected profit & loss
 items
 Sales (1)                   $          216 - 229 $          807 - 820
      Total plastics
       technologies                     184 - 194            683 - 693
      Industrial fluids                   32 - 35            125 - 128
 Segment earnings
      Total plastics
       technologies                         4 - 6              14 - 16
      Industrial fluids                     3 - 5              13 - 15
 Corporate expenses                         3 - 4              13 - 14
 Interest expense - net                     7 - 8              31 - 32
 Provision for (benefit from)
  income taxes (2)                        64 - 65              60 - 61
 Restructuring costs                            1                5 - 6
 Change in preferred stock
  ownership costs                           1 - 2                2 - 3
 Net earnings (loss) after
  tax (3)                             (73) - (64)          (89) - (80)
 Average shares outstanding
  - basic                                       5                    5
 Average shares outstanding
  - diluted                                    11                   11

 Earnings per share (4)       ($14.85) - ($13.08)  ($19.63) - ($17.83)

Projected cash flow &
 balance sheet items
 Depreciation and
  amortization                              3 - 4              15 - 16
 Primary working capital -
  decrease (5)                             6 - 10                4 - 8
 Cash pension contribution                      0                    0
 Capital expenditures, net                  4 - 5               9 - 10
 Cash interest                            13 - 14              28 - 29
 Cash dividends                       less than 1          less than 1
 Cash tax                             less than 1                2 - 3
 Cash refinancing fees                          0                    1
 Cash restructuring                         1 - 2                7 - 8


 1 Quarter ended December 31, 2007 and year ended December 31, 2007 increased approximately $10 million and $26 million, respectively, over the same periods a year ago due to the strengthening of the Euro.

 2 Includes $63.0 million non-cash charge to U.S. tax provision related to "change in preferred stock ownership" triggered by October 2, 2007 sale of Glencore Finance AG Series B Preferred
  Stock. See company news release of October 3, 2007.

 3 Includes $2.8 million and $11.3 million of non-cash expense related to the U.S defined benefit plan in quarter ended December 31, 2007 and year ended December 31, 2007, respectively.

 4 Per share amounts include accruals for preferred dividends and effect of beneficial conversion feature.

 5 Inventory + receivables - trade payables - advance billings


Comments & explanations

Assumes quarter ended September 30, 2007 foreign exchange rates (e.g., USD/EUR = 1.4136), and no further acquisitions or divestitures.

    CONTACT: Milacron Inc.
             Al Beaupre, 513-487-5918
             albert.beaupre@milacron.com